                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        CINCINNATI BELL INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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

[LOGO]
201 EAST FOURTH STREET
P.O. BOX 2301
CINCINNATI, OHIO 45201
                                          NOTICE OF 1998 ANNUAL MEETING
                                                    AND PROXY STATEMENT

------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

To The Shareholders:

    The annual meeting of shareholders of Cincinnati Bell Inc. (the "Company") will be held in the SPRINGER AUDITORIUM OF MUSIC HALL, 1243 Elm Street, Cincinnati, Ohio, on Monday, April 27, 1998, at 11:30 A.M. for the following purposes:

    1.  To elect five directors for three-year terms ending in 2001;

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year 1998; and

    3.  To act upon such other matters as may properly come before the meeting.

    Shareholders of record at the close of business on February 27, 1998 will be entitled to vote at the meeting and any adjournment thereof.

    The vote of each shareholder is important, whatever the number of shares held. Whether or not you plan to attend the meeting, please sign and return the accompanying proxy card promptly in the enclosed envelope. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD OR ATTEND THE MEETING AND VOTE BY BALLOT.

                                           W. D. Baskett III
                                           Secretary

March 12, 1998

                              CINCINNATI BELL INC.
                             201 EAST FOURTH STREET
                                 P.O. BOX 2301
                             CINCINNATI, OHIO 45201

                                PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 25, 1998 in connection with the solicitation of proxies by the Board of Directors of Cincinnati Bell Inc. (the "Company") for use at the annual meeting to be held on April 27, 1998, at 11:30 A.M. in the Springer Auditorium of Music Hall, 1243 Elm Street, Cincinnati, Ohio.

    Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting. Such later appointments or notices should be directed to W. D. Baskett III, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SUCH SHARES WILL BE VOTED: (1) TO ELECT AS DIRECTORS THE PERSONS NAMED AS CLASS II DIRECTORS ON PAGES 6 AND 7; (2) TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1998; AND (3) TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    An abstention from voting and broker non-votes (as defined below) will be included in determining the presence of a quorum.

    In the event that a broker, bank, custodian, nominee or other record holder of shares indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will be considered as present but not entitled to vote with respect to that matter.

    If a shareholder is a participant in the Company's Employee Stock Ownership Plan ("ESOP"), Retirement Savings Plan or Savings and Security Plan, the CBIS Retirement and Savings Plan or the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan, and the accounts are registered in the same name, the proxy will also serve as a voting instruction for the trustees of these plans. All of these plans except for the ESOP provide that the trustee shall vote plan shares represented by proxy cards which are not signed and returned in the same proportion as shares for which signed cards are returned. Shares in the ESOP are not voted unless the card is signed and returned.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING.

                                    GENERAL

    On the record date, February 27, 1998, outstanding voting securities of the Company consisted of 136,420,671 Common Shares, $1.00 par value ("Common Shares"), all of one class. Unless otherwise indicated, all references to numbers of Common Shares in this Proxy Statement are after giving effect to the May 30, 1997 two-for-one split of the Company's Common Shares. Each Common Share has one vote on each matter presented for action at the meeting. The following table sets forth information, unless otherwise indicated as of the record date, with respect to those persons that the Company believes to be beneficial owners of more than 5% of the Company's voting securities:

                                                            AMOUNT AND
                                                            NATURE OF      Percent of
  TITLE OF CLASS              BENEFICIAL OWNER            OWNERSHIP (a)      Class
------------------  ------------------------------------  --------------  ------------

Common Shares       The Western and Southern                12,905,392(b)       9.45%
                    Life Insurance Company
                    ("Western Southern")
                    400 Broadway
                    Cincinnati, Ohio 45202

Common Shares       FMR Corp. and                            7,174,295(c)       5.24%(c)
                    Edward C. Johnson 3d,
                    Chairman of FMR Corp.

------------------------

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

(b) Western Southern has advised the Company that 8,000,000 of these Common Shares may be transferred, at its option, to Salomon Inc upon the maturity of Salomon's 6 1/4% Exchangeable Notes due February 1, 2001.

(c) Two wholly-owned subsidiaries of FMR Corp. beneficially own the Common
    Shares: (1) Fidelity Management & Research Company, an investment adviser to various investment companies, is the beneficial owner of 5,782,884 Common Shares or 4.22%, and (2) Fidelity Management Trust Company, a bank serving as an investment manager of institutional account(s), is the beneficial owner of 1,391,411 Common Shares or 1.02%. The number of Common Shares owned includes 1,011,126 Common Shares resulting from the assumed conversion of 606,700 of Salomon's 6 1/4% Exchangeable Notes due February 1, 2001 (1.6666 Common Shares for each Note). Amount and Nature of Ownership and Percent of Class are as of December 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Cincinnati Stock Exchanges. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1997 and ending December 31, 1997, all such persons complied on a timely basis with the filing requirements of Section 16(a).

                               BOARD OF DIRECTORS

GENERAL INFORMATION

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and committee meetings by the Chairman, Chief Executive Officer and other officers.

    Meetings of the Board of Directors are scheduled approximately eight times a year, and there is also an organizational meeting following the annual meeting of shareholders. Additional meetings of the Board may be called whenever needed. The Board of Directors of the Company held 12 meetings in 1997. Each director attended at least 80% of the total number of meetings of the Board and committees of which he or she was a member.

COMMITTEES OF THE BOARD

    The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, which begins on page 6 of this Proxy Statement, identifies the committee memberships currently held by each nominee and each incumbent director.

    The Executive Committee has six members, three of whom are officers of the Company. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings. The Committee met two times in 1997.

    The Audit Committee has five members, none of whom is an officer of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants and with appropriate Company financial personnel and internal auditors concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met four times in 1997.

    The Compensation Committee has four members, none of whom is an officer of the Company. It makes recommendations to the Board with respect to the compensation of Senior Managers of the Company and also administers the Company's Long Term Incentive Plan, Short Term Incentive Plan, Pension Program and Executive Deferred Compensation Plan (the "Deferred Compensation Plan"). The Committee met five times in 1997.

    The Corporate Responsibility Committee has four members, none of whom is an officer of the Company. The Committee is charged with questioning and evaluating the Company's policies and conduct as a corporate citizen. It is accountable to and subject to the control and direction of the Board of Directors. The Committee met three times in 1997.

    The Corporate Strategy Committee has five members, none of whom is an officer of the Company. The Committee meets from time to time to discuss corporate strategies. From time to time the Committee will make such reports and recommendations to the Board with respect to the foregoing as it deems appropriate. The Committee did not meet in 1997.

    The Finance Committee has six members, none of whom is an officer of the Company. The Committee reviews the capital structure of the Company, short-term borrowing limits, proposed financings, options available for the financing of all material acquisitions by the Company, the Company's dividend policy, the Company's benefit plans, the performance of the portfolio managers of such plans and pension plan funding. From time to time the Committee makes such reports and recommendations to the Board with respect to the foregoing as it deems appropriate. The Committee met eight times in 1997.

    The Governance and Nominating Committee has six members, one of whom is an officer of the Company. The Committee reviews the performance of senior management, recommends candidates for director, monitors the scope and performance of Board committees, and suggests to the Board shareholder concerns to be addressed. The Committee met two times in 1997.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company receive no remuneration for serving as directors or committee members. Non-employee directors receive an annual retainer of $16,000 and a meeting fee of $1,000 for each Board and committee meeting attended. The Chairmen of the Audit Committee, the Compensation Committee, the Corporate Responsibility Committee and the Finance Committee receive an additional fee of $3,000 per year for serving as Chairmen of those committees. In lieu of the annual retainer and individual meeting fees, Mr. Mechem, as Chairman of the Board, receives an annual fee of $300,000 and supplemental medical insurance, the cost of which is approximately $1,941 per year.

    Directors may elect to defer the receipt of all or a part of their fees and retainers under the Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the "Directors Deferred Compensation Plan"). Amounts so deferred earn interest, compounded quarterly, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter. Whether or not a director elects to defer any fees or retainers, on each January 1 an amount equivalent in value to 500 Common Shares automatically is credited to a share account under the Directors Deferred Compensation Plan for each active director. Amounts credited to a director's share account will be assumed to be invested and reinvested in Common Shares. Accounts under the Directors Deferred Compensation Plan are paid out in cash, in one lump sum or up to ten annual installments, when the director leaves the Board. However, amounts credited to a share account are subject to forfeiture if the director leaves the Board (other than by reason of death) prior to completing at least five years service as a non-employee director.

    Non-employee directors also receive stock options pursuant to the Stock Option Plan for Non-Employee Directors ("Directors Stock Option Plan"). Each non-employee director of the Company upon his or her initial appointment or election as a director receives an option to purchase 12,000 Common Shares. On the date of each annual shareholder meeting subsequent to a director's initial election or appointment, he or she will receive an option to purchase 4,000 Common Shares, provided that such non-employee director continues in office subsequent to that year's annual meeting of shareholders. The exercise price for each option granted is 100% of the fair market value of the Common Shares on the date of grant.

    Non-employee directors also are provided certain telecommunications services. The cost of such services was approximately $686 per non-employee director in 1997.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth the beneficial ownership of Common Shares as of February 27, 1998 by each director and named executive officer and by all directors and officers of the Company as a group. As of that date, no individual director or officer owned beneficially more than 1.0% of the Common Shares outstanding and all directors and officers of the Company as a group owned beneficially 3,282,341 Common Shares or 2.41% of the Common Shares outstanding.

                                                                                     SHARES
                                                                                  BENEFICIALLY
                                                                                  OWNED AS OF       PERCENT OF
                                                                               FEB. 27, 1998 (A)   COMMON SHARES
                                                                               ------------------  -------------

John F. Barrett (b)(c).......................................................       36,768                .03%

Judith G. Boynton............................................................       13,000                .01%

Phillip R. Cox...............................................................       28,600                .02%

Richard G. Ellenberger.......................................................       79,200                .06%

William A. Friedlander (b)(d)................................................      174,963                .13%

Brian C. Henry...............................................................      260,836                .19%

Roger L. Howe................................................................       56,000                .04%

Robert P. Hummel, M.D. (b)...................................................       43,002                .03%

James D. Kiggen (b)..........................................................       73,870                .05%

John T. LaMacchia............................................................      964,957                .71%

Robert J. Marino.............................................................      135,844                .10%

Steven C. Mason..............................................................       13,000                .01%

Charles S. Mechem, Jr........................................................       41,151                .03%

Mary D. Nelson...............................................................       28,000                .02%

James F. Orr.................................................................      535,206                .39%

Brian H. Rowe................................................................       19,317                .01%

David B. Sharrock............................................................       26,802                .02%

All Directors and Officers as a group (consisting of 24 persons, including
  those named above).........................................................    3,223,365               2.36%

------------------------

(a) Includes Common Shares subject to outstanding options under the Long Term Incentive Plan and the Directors Stock Option Plan which are exercisable by such individuals within 60 days. The following options are included in the totals: 860,900 Common Shares for Mr. LaMacchia; 499,400 Common Shares for Mr. Orr; 253,000 Common Shares for Mr. Henry; 104,200 Common Shares for Mr. Marino; 54,200 Common Shares for Mr. Ellenberger; 36,000 Common Shares for each of Messrs. Friedlander, Hummel and Kiggen; 32,000 Common Shares for each of Messrs. Barrett and Mechem; 26,600 Common Shares for Mr. Cox; 24,000 Common Shares for Mrs. Nelson; 20,000 Common Shares for Mr. Sharrock; 16,000 Common Shares for each of Messrs. Howe and Rowe; and 12,000 Common Shares for each of Mrs. Boynton and Mr. Mason.

(b) Includes Common Shares held directly by members of the director's or officer's family who have the same home as the director or officer but as to which the director or officer disclaims beneficial ownership: 8,200 for Mr. Friedlander; 3,802 for Dr. Hummel; 3,551 for Mr. Kiggen; 1,568 for Mr. Barrett; and 14,313 for other officers.

(c) Does not include Common Shares held by The Western and Southern Life Insurance Company of which Mr. Barrett is President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of those shares.

(d) Includes 96,350 Common Shares as to which Mr. Friedlander disclaims beneficial ownership. Mr. Friedlander has sole investment power as to these 96,350 Common Shares.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

    The Board of Directors of the Company presently consists of fourteen members, three of whom are officers of the Company. The Company's Amended Articles of Incorporation require that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three-year term. The terms of the Class II directors expire in 1998. The Board of Directors has nominated Phillip R. Cox, William A. Friedlander, Roger L. Howe, John T. LaMacchia and Steven C. Mason for election as directors in Class II to serve until the 2001 annual meeting of shareholders. The five nominees for director receiving the greatest number of votes will be elected Class II directors. The five directors in Class III continue to serve until the 1999 annual meeting of shareholders and the four directors in Class I continue to serve until the 2000 annual meeting of shareholders. The directors of each class will serve until their respective successors are elected and qualified.

    It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

    For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement.

                        NOMINEES FOR CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2001)

                          Phillip R. Cox, President and Chief Executive Officer of Cox
     [PHOTO]              Financial Corporation (financial planning) since 1972. Director of Federal Reserve Bank of Cleveland, CINergy Corp., BDM
                          International, Touchstone Mutual Funds and PNC Bank, Ohio, N.A.
                          Director of the Company since 1993; Chairman of the Finance
                          Committee and member of the Corporate Responsibility Committee.
                          Age 50.

                          William A. Friedlander, Chairman of Bartlett & Co. (a registered
     [PHOTO]              investment advisor) since 1989; Chief Executive Officer,
                          1966-1989. Director of The Union Central Life Insurance Company.
                          Director of the Company since 1986; member of the Corporate
                          Responsibility Committee, the Corporate Strategy Committee and
                          the Governance and Nominating Committee. Age 65.

                          Roger L. Howe, Retired Chairman of the Board of U.S. Precision
     [PHOTO]              Lens, Inc. (manufacturer of optics for consumer and industrial applications) since 1997; Chairman of the Board, 1988-1997;
                          Chairman of the Board and Chief Executive Officer, 1970-1988.
                          Director of Baldwin Piano & Organ Co., Cintas Corporation, and
                          Star Bank Corp. and its subsidiary, Star Bank, N.A. Director of the Company since 1996; member of the Audit Committee, the
                          Corporate Strategy Committee, the Finance Committee and the
                          Governance and Nominating Committee. Age 63.

                          John T. LaMacchia, President and Chief Executive Officer of the
     [PHOTO]              Company since 1993; President of the Company since 1988;
                          Chairman of Cincinnati Bell Telephone Company since 1993;
                          Chairman of Cincinnati Bell Information Systems Inc., 1988-1996;
                          Chief Operating Officer of the Company, 1988-1993. Director of
                          The Kroger Co. and Burlington Resources Inc. Director of the
                          Company since 1985; member of the Executive Committee. Age 56.

                          Steven C. Mason, Retired Chairman of the Board, Chief Executive
     [PHOTO]              Officer and President of Mead Corporation since 1997; Chairman of the Board and Chief Executive Officer and President of Mead
                          Corporation, 1992-1997. Director of PPG Industries, Inc. and
                          Elder Beerman Stores. Director of the Company since February
                          1998. Age 62.

                              CLASS III DIRECTORS
                             (TERMS EXPIRE IN 1999)

                          Judith G. Boynton, Vice President and Controller of Amoco
     [PHOTO]              Corporation since 1996; General Manager-Auditing, 1994-1996;
                          Controller of Amoco Oil Company, 1993-1994. Director of the
                          Company since 1997; member of the Audit Committee and the
                          Finance Committee. Age 43.

                          Dr. Robert P. Hummel, Retired Chief of Staff of University
     [PHOTO]              Hospital since 1997; Chief of Staff of University Hospital,
                          1992-1997; Emeritus Professor of Surgery, College of Medicine,
                          University of Cincinnati since 1996. Director of the Company since 1983; Chairman of the Corporate Responsibility Committee
                          and member of the Executive Committee and the Finance Committee.
                          Age 69.

                          James D. Kiggen, Chairman of the Board of Xtek, Inc.
     [PHOTO]              (manufacturer of engineered steel products for heavy industry)
                          since 1985; Chief Executive Officer of Xtek, Inc., 1985-1998;
                          President of Xtek, Inc., 1985-1995. Director of Fifth Third
                          Bancorp and its subsidiary, The Fifth Third Bank, The United
                          States Playing Card Company and R.A. Jones & Co. Inc. Director
                          of the Company since 1983; Chairman of the Compensation
                          Committee, member of the Corporate Strategy Committee, the
                          Executive Committee and the Finance Committee. Age 66.

                          Mary D. Nelson, President of Nelson & Co. (consulting actuaries)
     [PHOTO]              since 1975. Director of Blount International, Inc. and its subsidiary, Blount Inc. and The Union Central Life Insurance
                          Company. Director of the Company since 1994; member of the Audit
                          Committee, the Corporate Responsibility Committee and the
                          Finance Committee. Age 64.

                          Brian H. Rowe, Retired Chairman of General Electric Aircraft
     [PHOTO]              Engines (GEAE) since 1995; Chairman of GEAE, 1993-1995;
                          President and Chief Executive Officer of GEAE, 1979-1993; Senior
                          Vice President of the General Electric Company, 1979-1993.
                          Director of Stewart & Stevenson Services, Inc., B/E Aerospace,
                          Textron, Inc., The Fifth Third Bank and Canadian Marconi
                          Company. Director of the Company since 1996; member of the
                          Compensation Committee, the Corporate Strategy Committee and the
                          Governance and Nominating Committee. Age 66.

                               CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2000)

                          John F. Barrett, President and Chief Executive Officer of The
     [PHOTO]              Western and Southern Life Insurance Company since 1994;
                          President and Chief Operating Officer, 1989-1994; Executive Vice
                          President and Chief Financial Officer, 1987-1989. Director of
                          The Western and Southern Life Insurance Company, The Fifth Third
                          Bancorp and its subsidiary, The Fifth Third Bank, and The
                          Andersons, Inc. Director of the Company since 1992; member of the Audit Committee, the Compensation Committee and the
                          Governance and Nominating Committee. Age 48.

                          Charles S. Mechem, Jr., Chairman of the Board of the Company
     [PHOTO]              since 1996. Commissioner Emeritus, Ladies Professional Golf
                          Association (LPGA); Commissioner of the LPGA, 1991-1995;
                          Chairman of The United States Shoe Corporation, 1993-1995;
                          Director of AGCO, Mead Corporation, Ohio National Life Insurance
                          Company, J. M. Smucker Company, Star Banc Corp. and its
                          subsidiary, Star Bank, N.A. Director of the Company since
                          December 1995; Chairman of the Executive Committee and member of the Governance and Nominating Committee. Age 67.

                          James F. Orr, Chief Operating Officer of the Company since 1996;
     [PHOTO]              Chairman of Cincinnati Bell Information Systems Inc. since 1996;
                          Chairman of MATRIXX Marketing Inc. since 1997; Executive Vice
                          President of the Company and President and Chief Executive
                          Officer of Cincinnati Bell Information Systems Inc., 1995-1996;
                          Chief Operating Officer of Cincinnati Bell Information Systems
                          Inc., 1994; President and Chief Executive Officer of MATRIXX
                          Marketing Inc., 1993-1994; Director of the Company since
                          September 1996; member of the Executive Committee. Age 52.

                          David B. Sharrock, Consultant since 1994. Executive Vice
     [PHOTO]              President and Chief Operating Officer of Marion Merrell Dow Inc.
                          (researcher, manufacturer and seller of pharmaceutical
                          products), 1989-1993; President and Chief Operating Officer of
                          Merrell Dow Pharmaceuticals Inc., 1988-1989. Director of Unitog
                          Co., Interneuron Pharmaceuticals Inc., Progenitor, Inc.,
                          Intercardia, Inc. and Praecis Pharmaceutical, Inc. Director of
                          the Company since 1987; Chairman of the Audit Committee and member of the Compensation Committee, the Corporate Strategy
                          Committee, the Executive Committee and the Governance and
                          Nominating Committee. Age 61.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

    Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year 1998. Coopers & Lybrand L.L.P. has audited the financial statements of the Company for many years. If the shareholders do not ratify this appointment, other independent accountants will be appointed by the Board upon recommendation of the Audit Committee. One or more members of the firm of Coopers & Lybrand L.L.P. will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

OUR RECOMMENDATION

    RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee recommends to the Board of Directors compensation for the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Legal Officer, as well as the compensation for the Chief Executive Officers of the Company's principal subsidiaries, Cincinnati Bell Telephone Company ("CBT"), Cincinnati Bell Information Systems Inc. ("CBIS") and MATRIXX Marketing Inc. ("MATRIXX").

    The executive compensation program established by the Compensation Committee is based on the principles (a) that compensation must be competitive with other companies to attract and retain high-quality executives, (b) that a significant portion of executive compensation should be "at risk" and tied to the achievement of specific short and long term performance objectives, principally the Company's earnings and the performance of the Company's Common Shares, that will inure to the benefit of the Company's shareholders and (c) that emphasis should be given to the long term incentive component of each executive's compensation package, rather than to base salary or annual incentives.

    Compensation levels for executives are benchmarked to the outside market, using information from general industry surveys conducted by outside consultants. Each executive's total direct compensation (base salary, annual incentives and long term incentives) is targeted to be competitive with the revenue-adjusted median of the outside market. Proxy materials of a comparison group consisting of twenty-five companies, including the Telephone Peer Group companies identified on page 18 in the communications, information systems and telephone marketing industries also are reviewed as an additional comparison for the Chief Executive Officer of the Company.

    BASE SALARY. Based upon a review of the market data, the Compensation Committee recommended base salary increases of from 3% to 22% for the named executive officers, both to ensure equity with the market and, where appropriate, to recognize their increased responsibilities. The salaries of Messrs. LaMacchia, Orr, Henry, Marino and Ellenberger appear in the Summary Compensation Table on page 12.

    ANNUAL INCENTIVE. The Company's short term incentive plan, which includes all of the above named executive officers, is one of the means by which the Compensation Committee encourages the Company's management to enhance shareholder value. As in the case of base salary, short term award targets are benchmarked against market data.

    For Messrs. LaMacchia, Orr and Henry to receive a short term award, the Company must achieve certain levels of "earnings per share" ("EPS"). In addition to a Company EPS component, the short term awards for the Chief Executive Officers of the Company's principal subsidiaries were based upon the achievement of certain subsidiary operating income levels, revenue levels (in the case of CBIS, CBT and MATRIXX) and customer satisfaction levels (in the case of CBT). For 1997, 108% of the Company EPS goal was achieved, 110% of the CBT operating income goal and 100% of the CBT customer satisfaction goals were achieved, and 105% of the CBIS operating income goal and 96% of the CBIS revenue goal were achieved. 95% of the MATRIXX revenue goal was achieved but the MATRIXX operating income goal was not achieved. The short term incentive awards of Messrs. LaMacchia, Orr, Henry, Marino and Ellenberger are reflected in the Summary Compensation Table.

    LONG TERM INCENTIVES. The Company's executive compensation program includes two long term elements, stock options and performance share awards, both of which are intended to more closely align the interests of the Company's executives with those of the Company's shareholders.

    Stock options are awarded under the Company's Long Term Incentive Plan. The present value of the stock options awarded to each executive is targeted to represent approximately two-thirds of the present value of the executive's total long term incentives, with the present value of performance share targets constituting the remaining third. The options granted to the named executive officers during 1997 are shown in the "Grants of Stock Options" table on page 13.

    Since 1996, executives have had the opportunity to earn performance shares, each equivalent in value to a Common Share, based upon the extent to which the Company's total shareholder return ("TSR"), which includes dividends and share price appreciation, for a three-year performance period, compares with a comparison group mean TSR for the same period.

    No performance shares will be awarded at the end of the performance period if the Company's TSR is negative. If the Company's TSR is 80% of the comparison group mean TSR, 50% of the target number of performance shares will be awarded. If the Company's TSR is greater than 80% of the comparison group mean TSR, up to 200% of the target number of performance shares will be awarded, with 100% being awarded if the Company's TSR is 100% of the comparison group mean TSR and 200% being awarded if the Company's TSR is 140% of the comparison group mean TSR. The first three-year performance period will end on December 31, 1998 and the second three-year performance period will end on December 31, 1999.

    STOCK OWNERSHIP GUIDELINES. To further align the interests of the executives and the Company's shareholders, the Compensation Committee has established Common Share ownership guidelines for its executive officers. The Chief Executive Officer is expected to have approximately three times his base salary in Common Shares and other officers are expected to have approximately one and one-half times their base salary in Common Shares. These shares can include shares acquired on the open market or through Company plans, including the Retirement Savings Plan. Executives are given a reasonable amount of time to satisfy these guidelines.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. LaMacchia served in the capacity of President and Chief Executive Officer throughout 1997. As President and Chief Executive Officer, in accordance with the policies discussed, his base salary for 1997 was $550,000 and he received a short term award of $461,500. He received a stock option grant for 62,600 Common Shares and a performance share target of 9,800 performance shares.

    COMPENSATION LIMITATION. The Compensation Committee is continuing to consider the effect of section 162(m) of the Internal Revenue Code, which limits the deduction for compensation paid to the Company's named executives. The Compensation Committee intends to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its shareholders. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved.

Compensation Committee

James D. Kiggen, Chairman
John F. Barrett
Brian H. Rowe
David B. Sharrock

                             EXECUTIVE COMPENSATION

I.  SUMMARY COMPENSATION TABLE

    The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company and its subsidiaries in all capacities. Messrs. LaMacchia and Orr served as directors of the Company but received no separate compensation in that capacity.


                                                                                  LONG-TERM COMPENSATION
                                                                           -------------------------------------
                                                                                    AWARDS
                                            ANNUAL COMPENSATION            ------------------------    PAYOUTS
                                   -------------------------------------                 SECURITIES   ----------
                                                           OTHER ANNUAL    RESTRICTED    UNDERLYING   LONG-TERM     ALL OTHER
       NAME AND PRINCIPAL                                  COMPENSATION       STOCK       OPTIONS     INCENTIVE    COMPENSATION
            POSITION         YEAR  SALARY($)   BONUS($)        ($)          AWARDS($)       (#)       PAYOUTS($)     ($) (A)
     ----------------------  ----  ---------   ---------  --------------   -----------   ----------   ----------   ------------
     John T. LaMacchia       1997  $550,000    $461,500             (b)    $      0        62,600        $ 0       $  6,400
     President & CEO         1996   525,000     472,500             (b)           0        78,600          0          9,500
                             1995   525,000     500,000             (b)           0       150,000          0          7,182
     James F. Orr            1997  $370,000    $284,000             (b)    $      0        43,800        $ 0       $ 31,344
     Chief Operating
     Officer                 1996   304,375     415,144             (b)     340,018(c)    411,200          0         14,585
                             1995   245,833           0             (b)     270,023(c)     60,000          0          9,844
     Brian C. Henry          1997  $320,000    $170,400             (b)    $      0        28,400        $ 0       $ 19,719
     Executive Vice          1996   310,000     172,500             (b)           0       134,600          0         22,392
     President & CFO         1995   300,000     175,000             (b)           0        50,000          0          6,000
     Robert J. Marino        1997  $270,000    $177,601             (b)    $      0        27,000        $ 0       $  9,500
     President & CEO of      1996   240,000     206,974             (b)           0        20,000          0         10,435
     CBIS                    1995    40,000     125,141    $  29,391(e)     404,063(d)     30,000          0         51,462
     Richard G. Ellenberger  1997  $180,603    $135,452    $  95,574(f)    $765,625(g)     27,000        $ 0       $      0
     President & CEO         1996        --          --           --             --            --         --             --
     of CBT                  1995        --          --           --             --            --         --             --

(a) Represents Company contributions to defined contribution savings plans and to the Deferred Compensation Plan described on page 17.

(b) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for that year.

(c) As of December 31, 1997, Mr. Orr's total restricted stock holdings were 16,000 Common Shares with a value of $496,000. 20,844 Common Shares were awarded in 1996, vesting one year from date of grant; 29,546 Common Shares were awarded in 1995, vesting one year from date of grant; and 40,000 Common Shares were awarded in 1994, vesting 24,000 Common Shares in 1996, 8,000 Common Shares in 1997 and 8,000 Common Shares in 1998. Dividends are paid on all restricted stock.

(d) As of December 31, 1997, Mr. Marino's total restricted stock holdings were 30,000 Common Shares with a value of $930,000. Restrictions lapse with respect to 15,000 Common Shares in 1998 and the remaining 15,000 Common Shares in 2000. Dividends are paid on all restricted stock.

(e) $28,121 reimbursement for payment of taxes and $1,270 for auto use.

(f) Includes $74,677 of relocation expenses. Other amounts were less than 25% of the total perquisites and other personal benefits reported for Mr. Ellenberger.

(g) As of December 31, 1997, Mr. Ellenberger's total restricted stock holdings were 25,000 Common Shares with a value of $775,000. Restrictions lapse with respect to all of these Common Shares on June 9, 2002. Dividends are paid on all restricted stock.

II.  GRANTS OF STOCK OPTIONS

    The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 1997.


                                                                                 POTENTIAL REALIZABLE
                               NUMBER OF    % OF TOTAL                          VALUE AT ASSUMED ANNUAL
                               SECURITIES    OPTIONS                             RATES OF STOCK PRICE
                               UNDERLYING   GRANTED TO   EXERCISE               APPRECIATION FOR OPTION
                                OPTIONS     EMPLOYEES    OR BASE                       TERM (B)
                                GRANTED     IN FISCAL     PRICE     EXPIRATION  -----------------------
            NAME                (#) (A)        YEAR       ($/SH)       DATE       5% ($)      10% ($)
-----------------------------  ----------   ----------   --------   ----------  ----------  -----------
John T. LaMacchia                62,600        4.4%      $ 30.188     1/2/07    $1,188,085  $ 3,011,247
James F. Orr                     43,800        3.1%      $ 30.188     1/2/07    $  831,280  $ 2,149,911
Brian C. Henry                   28,400        2.0%      $ 30.188     1/2/07    $  539,003  $ 1,366,125
Robert J. Marino                 27,000        1.9%      $ 30.188     1/2/07    $  512,433  $ 1,298,781
Richard G. Ellenberger           27,000        1.9%      $ 30.625     6/9/07    $  519,885  $ 1,317,627

(a) The material terms of the options granted are: grant type, non-statutory; grant price, fair market value on grant date; exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year; term of grant, 10 years; except in case of retirement, disability or death, and unexercisable options are cancelled upon termination of employment.

(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $49.16 and $78.29 for all options expiring on January 2, 2007 ($49.88 and $79.42 for Mr. Ellenberger's options which expire on June 9, 2007). They are not intended, however, to forecast possible future appreciation, if any, in the price of the Company's Common Shares. The total of all stock options granted to employees, including executive officers, during fiscal 1997 was approximately 1.57% of the total Common Shares outstanding during the year. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

III.  AGGREGATE OPTION EXERCISES

    The following table shows aggregate option exercises in the last fiscal year and fiscal year-end values:


                                                                          NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING
                                                                         UNEXERCISED
                                                                         OPTIONS AT
                                                                         FY-END (#)     VALUE OF UNEXERCISED IN-THE-MONEY
                                                                         EXERCISABLE               OPTIONS AT
                                                                            (E)/                 FY-END ($) (A)
                                       SHARES ACQUIRED      VALUE       UNEXERCISABLE           EXERCISABLE (E)/
                NAME                   ON EXERCISE (#)   REALIZED ($)        (U)                UNEXERCISABLE (U)
-------------------------------------  ---------------   ------------   -------------  -----------------------------------
                                                                           E669,650               E$14,330,237
John T. LaMacchia                               0          $        0      U121,550                U   881,613
                                                                           E 75,300               E$ 1,452,162
James F. Orr                               70,000          $1,471,859      U439,700               U  1,268,604
                                                                           E123,650               E$ 2,627,819
Brian C. Henry                            110,000          $2,110,000      U128,400                U   126,160
                                                                           E 35,000                E$  596,465
Robert J. Marino                                0          $        0      U 42,000                U   233,319
                                                                            E     0                E$        0
Richard G. Ellenberger                          0          $        0      U 27,000                U    10,125

(a) Values stated based on the fair market value (average of the high and low) of $31.00 per share of the Common Shares on the New York Stock Exchange on December 31, 1997.

IV.  LONG-TERM INCENTIVE PLAN AWARDS TABLE

    Since no awards pursuant to any long-term incentive plans were made to any named executive officer in the fiscal year ended December 31, 1997, no table has been included.

V.  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    All of the named executive officers of the Company participate in both the Company's Management Pension Plan and a non-qualified pension plan known as the Pension Program.

    Under the Pension Program, a participant's pension at retirement is a percentage of the participant's average monthly compensation reduced by benefits payable under the Management Pension Plan, including amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan, and Social Security benefits. For Class I Senior Managers (admitted prior to March 3, 1997), the applicable pension percentage is 68%, the compensation averaging period is the high 12 month period during the 36 month period preceding retirement, there is a reduction of 5% for each year by which the participant's age at retirement is less than 60 and there is a reduction of 3.3% for each year by which the participant's years of service at retirement total less than 30. For Class II Senior Managers (admitted on or after March 3, 1997), the applicable pension percentage is 50%, the compensation averaging period is the high 36 month period during the 60 month period preceding retirement, there is a reduction of 2.5% for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant leaves prior to attaining age 55 and completing at least 10 years of service.

    The benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and covered compensation for the year. To the extent that a participant's covered compensation exceeds the Social Security wage base, additional pension credits are given for such excess compensation. The following chart shows the pension credits which will be given at the ages indicated:

         ATTAINED AGE                                         PENSION CREDITS
------------------------------  ---------------------------------------------------------------------------
Less than 30 years              2.50% of total covered compensation plus 2.50% of excess compensation
30 but less than 35 years       2.75% of total covered compensation plus 2.75% of excess compensation
35 but less than 40 years       3.25% of total covered compensation plus 3.25% of excess compensation
40 but less than 45 years       4.00% of total covered compensation plus 4.00% of excess compensation
45 but less than 50 years       5.25% of total covered compensation plus 5.25% of excess compensation
50 but less than 55 years       6.50% of total covered compensation plus 6.50% of excess compensation
55 or more years                8.00% of total covered compensation plus 8.00% of excess compensation

    At the end of each year, a participant's account is also credited with assumed interest at the rate of 8% per annum through December 31, 1996, 8.125% per annum for 1997 and 1998 and 4% per annum for subsequent years. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993, the participant's account also was credited with pension credits equivalent to the participant's accrued benefit on that date.)

    As a Class I Senior Manager under the Pension Program with more than 30 years of service, if Mr. LaMacchia continues in employment and retires at the normal retirement age of 65, his estimated straight life annuity annual pension amount under both the Management Pension Plan and the Pension Program combined, prior to deduction for Social Security benefits, would be $687,820. Mr. LaMacchia's pension would be reduced if he retires prior to age 60.

    As Class II Senior Managers under the Pension Program, if Messrs. Orr, Henry, Marino and Ellenberger continue in employment and retire at the normal retirement age of 65, their estimated straight life annuity annual pension amounts under both the Management Pension Plan and the Pension Program combined, prior to deduction for Social Security benefits, would be: $327,000 for Mr. Orr, $245,200 for Mr. Henry, $223,800 for Mr. Marino and $280,000 for Mr. Ellenberger. For this purpose, Mr. Ellenberger's compensation as set forth in the Summary Compensation Table on page 12 has been annualized. These annual pension amounts would be reduced: in the case of Mr. Orr (age 52 and nine years of service), if he retires prior to age 59; in the case of Mr. Henry (age 41 and four years of service), if he retires prior to age 55; in the case of Mr. Marino (age 50 and two years of service) if he retires prior to age 61; and in the case of Mr. Ellenberger (age 45 and less than one year of service), if he retires prior to age 58;

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    In December 1987, the Company entered into an Executive Employment Agreement with Mr. LaMacchia. The Agreement is not a typical employment agreement in that Mr. LaMacchia's term of employment under the Agreement does not commence until the date of a "change in control" (as defined in the Agreement) of the Company. Under the Agreement, Mr. LaMacchia (i) continues to be employed in the same position that he had on the day preceding the change in control with the responsibilities and authorities that executives in comparable companies possess and (ii) receives the same level of compensation (with annual cost of living increases) and benefits in effect immediately prior to the change in control. After a change in control, he may terminate his employment, with or without reason, upon one month's prior written notice. The Company may terminate his employment without breach of his Agreement only upon his death, disability or for "cause" (as defined in the Agreement). If, after a change in control of the Company, the Company terminates his employment in a breach of his Agreement or he voluntarily terminates his employment, he is entitled to receive as severance pay in cash an amount equal to five times his "base amount" within the meaning of section 280G of the Code. ("Base amount" for purposes of the Agreement includes all amounts attributed or earned for that year pursuant to the Short Term Incentive Plan, the Long Term Incentive Plan and any other deferred compensation plan.) The severance pay payable under the Agreement will be greater than the maximum amount which may currently be paid under the Code for these types of agreements without the individual incurring an excise tax and without the Company being denied a tax deduction of a portion of the payments.

    In August 1994, the Company entered into an Employment Agreement with Mr. Orr which provides for the employment and retention of Mr. Orr for a term commencing on January 1, 1995 and terminating on December 31, 1999. The Employment Agreement provides for a minimum base salary of $240,000 per year; a minimum bonus target of $170,000 per year; an annual grant of options to purchase at least 20,000 Common Shares (pre-split); if he remains employed through December 31, 1998, a minimum pension of $40,000 per year and retiree medical benefits; and benefits and perquisites consistent with the treatment of similarly situated employees. The Executive Employment Agreement provides that if Mr. Orr's employment terminates following a change in control of the Company, Mr. Orr will receive a lump sum payment equal to the greater of $720,000 or 2.99 times his annual base salary and bonus target on the date of termination, plus the minimum pension and retiree medical benefits described above, but not less than the amount called for in the event of a termination without cause. In the event that the Company terminates Mr. Orr's employment (other than for cause or disability), Mr. Orr will receive a lump sum severance payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term, plus the minimum pension and retiree medical benefits described above.

    In March 1993, the Company entered into an Executive Employment Agreement with Mr. Henry which provides for the employment and retention of Mr. Henry for a term commencing on March 29, 1993 and terminating on March 29, 1998. The Executive Employment Agreement provides for a minimum base salary of $270,000 per year; the opportunity to earn a bonus under the Short Term Incentive Plan; a supplemental pension equal to that portion of his accrued pension under the Management Pension Plan attributable to his first 10 years of service; and benefits and perquisites consistent with the treatment of similarly situated employees of the Company. The Executive Employment Agreement provides that if Mr. Henry's employment terminates following a change in control of the Company, Mr. Henry will receive a lump sum payment equal to the greater of $810,000 or three times his annual base salary on the date of termination. In the event that the Company terminates Mr. Henry's employment (other than for cause or disability) after March 29, 1995, Mr. Henry will receive a lump sum severance payment equal to his previous 12 months base salary.

    In September 1995, CBIS entered into an Employment Agreement with Mr. Marino which provides for the employment and retention of Mr. Marino for a term commencing on October 1, 1995 and terminating on September 30, 2000. The Employment Agreement provides for a minimum base salary of $240,000 per year, which is subject to annual performance reviews and increases consistent with his performance and the treatment of similarly situated employees; a minimum bonus target of $110,000 per year; a supplemental pension equal to that portion of his accrued pension under the Management Pension Plan attributable to his first 10 years of service and benefits and perquisites consistent with the treatment of similarly situated employees of CBIS. In the event that CBIS terminates Mr. Marino's employment (other than for cause or disability), Mr. Marino will receive a lump sum severance payment equal to two times his then current base salary.

    In June 1997, CBT entered into an Employment Agreement with Mr. Ellenberger which provides for the employment and retention of Mr. Ellenberger for a term commencing on June 9, 1997 and ending on

June 8, 2002. The Employment Agreement provides for: a minimum base salary of $320,000 per year; a minimum bonus target of $160,000 per year; a performance share target; and benefits and perquisites consistent with the treatment of similarly situated employees. The Employment Agreement states that if Mr. Ellenberger's employment terminates following a change in control of the Company or CBT, Mr. Ellenberger will receive a lump sum payment equal to 2.99 times his base salary. In the event that CBT terminates Mr. Ellenberger's employment (other than for cause or disability), Mr. Ellenberger will receive a lump sum severance payment equal to two times his then current base salary.

    The Deferred Compensation Plan was adopted effective January 1, 1994 to permit senior managers to defer receipt of up to 75% of their base salary, up to 100% of their cash bonuses (including cash awards under the Long Term Incentive Plan and the Short Term Incentive Plan) and up to 100% of share awards under the Long Term Incentive Plan. For participating employees who are not Class I Senior Managers under the Pension Program, there will be a Company "match" which is established by the Compensation Committee. For 1997, the "match" was $0.666 for each dollar deferred, with a maximum match of 4% of the participant's compensation in excess of $160,000. Amounts deferred by participants (and the related Company "match") are assumed to have been invested in various mutual funds and other investments (including Company Shares). Upon termination of employment, the amounts then credited to the participant's account are distributed in two equal annual installments or in up to ten annual installments. The 1997 "match" for Messrs. Orr, Henry, Marino and Ellenberger is reflected in the Summary Compensation Table under the "All Other Compensation" column. Mr. LaMacchia did not participate in the Deferred Compensation Plan during 1997.

    Under the Long Term Incentive Plan and the Short Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Incentive Award Deferral Plan and the Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

                               PERFORMANCE GRAPH

    The following Performance Graph compares the yearly percentage change of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return, assuming reinvestment of dividends, of (i) the S&P 500 Stock Index and (ii) the Telephone Peer Group.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            CUMULATIVE TOTAL RETURN

                                               Based on reinvestment of $100 beginning December 31,
                                                                                               1992
                                                                               Cincinnati Bell Inc.    S&P 500-R-
Dec-92                                                                                         $100          $100
Dec-93                                                                                         $109          $110
Dec-94                                                                                         $106          $112
Dec-95                                                                                         $228          $153
Dec-96                                                                                         $409          $189
Dec-97                                                                                         $417          $252
SOURCE: GEORGESON & COMPANY INC.

                                             Telephone Peer Group
Dec-92                                                       $100
Dec-93                                                       $117
Dec-94                                                       $111
Dec-95                                                       $168
Dec-96                                                       $171
Dec-97                                                       $239
SOURCE: GEORGESON & COMPANY INC.

The Telephone Peer Group consists of ALLTEL Corp., Ameritech Corp., Bell Atlantic Corp., BellSouth Corp., Frontier Corp., GTE Corp., NYNEX Corp. (through 6/30/97), Pacific Telesis Group (through 3/31/97), SBC Communications Inc., Southern New England Telecommunications Corp., Sprint Corp., and U S West Communications Group (aka US West).

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to W. D. Baskett III, Secretary, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201, and must be received by November 18, 1998. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                      OTHER MATTERS TO COME BEFORE MEETING

    At the time this Proxy Statement was released for printing on March 12, 1998, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

    The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of Common Shares and will be reimbursed for their expenses. The Company also has retained Georgeson & Company Inc. to assist it in connection with the solicitation at an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses.

                         FINANCIAL STATEMENTS AVAILABLE

    Financial statements for the Company and its subsidiaries are included in the Annual Report of the Company to shareholders for the year 1997. A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year 1997 will be furnished, without charge, on request directed to W. D. Baskett III, Secretary, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

                                               By Order of the Board of Directors
                                               W. D. Baskett III
                                               Secretary

March 12, 1998

                                    [LOGOS]

                           PRINTED ON RECYCLED PAPER

                                 CINCINNATI
                                           BELL





                             CINCINNATI BELL INC.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 1998

The undersigned hereby appoints John T. LaMacchia, Robert P. Hummel, M.D.
and James D. Kiggen, and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares of Cincinnati Bell Inc held of record by the undersigned on February 27, 1998, at the annual meeting of shareholders to be held on April 27, 1998, at 11:30 A.M. in Springer Auditorium of Music Hall in Cincinnati, Ohio, and at any adjournment thereof, notice of which meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

ITEM 1  Authority to vote for the election            FOR      / /       WITHHELD      / /
        of Class II directors whose terms      ALL NOMINEES LISTED      AUTHORITY TO VOTE
        expire in 2001:                       (EXCEPT AS MARKED TO
                                               THE CONTRARY BELOW)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE'S NAME IN THE LIST BELOW:

 Phillip R. Cox    William A. Friedlander   Roger L. Howe   John T. LaMacchia   Steven C. Mason

ITEM 2  To ratify the appointment of Coopers & Lybrand   FOR  / /   AGAINST  / /  ABSTAIN  / /
        L.L.P. as independent accountants to examine
        the financial statements of the Company for
        the year 1998,

ITEM 3  To transact such other business as may be properly brought before the meeting.

                                (CONTINUED ON REVERSE SIDE)


CINCINNATI
          BELL
C/O CORPORATE TRUST SERVICES
MAIL DROP 1090FS--4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263








                              FOLD AND DETACH HERE
-------------------------------------------------------------------------------

Please vote, date and sign below and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your vote at the meeting.

This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy form will be voted FOR the election of directors and FOR item number 2. This proxy delegates discretionary authority with respect to any other matters which may come before the meeting.

                                   Dated _________________________________, 1998





                                   ---------------------------------------------
                                   SIGNATURE

                                   ---------------------------------------------
                                   SIGNATURE IF SHARES HELD JOINTLY
                                   Please sign exactly as name appears opposite. Executors, trustees, administrators and other fiduciaries should so indicate.